UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Biora Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2024

To the Stockholders of Biora Therapeutics:

Biora Therapeutics, Inc. (the “Company”) will hold a Special Meeting of Stockholders (the “Special Meeting”) on Wednesday, November 13, 2024 at 10:00 a.m. Pacific Time. The Special Meeting will be a virtual meeting conducted exclusively online via live audio webcast at the unique link that will be emailed to you approximately one hour prior to the meeting after you register in advance at www.proxydocs.com/BIOR. The Special Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)

To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock, in an amount equal to or in excess of 20% of the common stock outstanding as of March 12, 2024, underlying:

a)

warrants issued or to be issued by the Company pursuant to that certain Convertible Notes Purchase Agreement, dated as of August 12, 2024, by and among the Company and certain institutional and accredited investors (the “Note Purchase Agreement”) (“Proposal 1A”);

b)

warrants amended by those certain Amendments to Common Stock Purchase Warrants dated as of August 15, 2024, by and between the Company and the institutional investors party to that certain Convertible Notes Exchange Agreement, dated as of August 12, 2024 (the “Note Exchange Agreement”) (“Proposal 1B”); and

c)	certain of the Company’s 11.00% / 13.00% Convertible Senior Secured Notes due 2028 issued or to be issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement (“Proposal 1C”);

(2)

To approve an amendment and restatement of the Company’s 2018 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares and to extend the plan term (“Proposal 2”);

(3)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 3”); and

(4)	To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed October 18, 2024 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

Instructions for accessing the virtual Special Meeting are provided in the Proxy Statement. To attend the virtual Special Meeting, stockholders must register by 2:00 p.m. Pacific Time on November 12, 2024. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.bioratherapeutics.com/.

By Order of the Board of Directors,

/s/ Adi Mohanty
Adi Mohanty Chief Executive Officer and Director

San Diego, California
_________, 2024

Whether or not you expect to participate in the virtual Special Meeting, please vote as promptly as possible in order to ensure your representation at the Special Meeting. You may vote by mail, online or telephone by following the instructions on the proxy card or the voting instruction form you received.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING	1

PROPOSAL 1: AUTHORIZATION OF THE ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING (A) THE COMMITMENT WARRANTS AND ADDITIONAL WARRANTS ISSUED IN CONNECTION WITH THE PAYMENT PRIORITY CONVERTIBLE NOTES, (B) CERTAIN AMENDED WARRANTS AND (C) CERTAIN PAYMENT PRIORITY CONVERTIBLE NOTES	7

PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN	14

PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES	23

DIRECTOR COMPENSATION	24

EXECUTIVE COMPENSATION	26

CERTAIN INFORMATION ABOUT OUR COMMON STOCK	30

OTHER MATTERS	34

APPENDIX A: SIXTH AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN	A-1

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on November 13, 2024. The Proxy Statement is available at www.proxydocs.com/BIOR.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Biora Therapeutics is the trademark of Biora Therapeutics, Inc. Other names and brands may be claimed as the property of others.

Reverse Stock Split. Effective October 18, 2024, Biora Therapeutics effected a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of 10:1. Unless otherwise specified, all share amounts and related figures (as applicable) reported in this Proxy Statement are presented on a post-split basis.

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why Are We Holding a Special Meeting?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Biora Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually on November 13, 2024 at 10:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. We are holding the Special Meeting in order to obtain stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), to issue shares of common stock, in an amount equal to or in excess of 20% of the common stock outstanding as of March 12, 2024, underlying certain warrants and notes. In addition, we are also seeking stockholder approval of an amendment and restatement of our 2018 Equity Incentive Plan. You are invited to participate in the Special Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being mailed to stockholders on or about ______, 2024.

Why Are We Holding the Meeting Virtually?

We have adopted a virtual meeting format for the Special Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Special Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on October 18, 2024 (the “Record Date”) are entitled to notice of the Special Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, ______ shares of our common stock, par value $0.001 per share (the “common stock”), were issued and outstanding.

In light of the urgent need to schedule the Special Meeting to comply with the Company’s obligations to seek shareholder approval for the matters covered by Proposals 1A, 1B and 1C pursuant to that certain Convertible Notes Purchase Agreement, dated as of August 12, 2024, by and among the Company and certain institutional and accredited investors (the “Note Purchase Agreement”) and those certain Amendments to Common Stock Purchase Warrants dated as of August 15, 2024 (the “Warrant Amendments”), by and between the Company and the institutional investors party to that certain Convertible Notes Exchange Agreement, dated as of August 12, 2024 (the “Note Exchange Agreement”), we could not initiate the inquiry required by Rule 14a-13(a)(1), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a full 20 business days prior to the Record Date. In accordance with SEC rules, we initiated that inquiry as soon as we established the Record Date for the Special Meeting. We have received assurance that the broker inquiry required by Exchange Act Rule 14a-13(a)(1) that has been conducted on our behalf has produced a complete data set of stockholders, banks and brokers as of the Record Date.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Special Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Special Meeting. To participate in the Special Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders will need to register in advance following the instructions below.

We will endeavor to answer as many stockholder-submitted questions as time permits that relate to the proposals to be voted on at the Special Meeting and that comply with the Special Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals to be voted on. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be included in the email containing your access link to the meeting. Additional information regarding the rules and procedures for participating in the Special Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

Meeting Registration Process for Registered Stockholders

If your shares are registered directly in your name with our transfer agent, you can register for the Special Meeting at www.proxydocs.com/BIOR by following the instructions on the website. You must register by 2:00 p.m. Pacific Time on November 12, 2024. As part of the registration process, you will be asked to enter the control number located on your proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the Special Meeting and vote and submit questions during the Special Meeting.

Meeting Registration Process for Beneficial Owners

If your shares are held in street name, you can register for the Special Meeting at www.proxydocs.com/BIOR by following the instructions on the website. You must register by 2:00 p.m. Pacific Time on November 12, 2024. You will need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. In addition, it is important that you also follow the instructions you receive from your broker, bank or other nominee about participating in the Special Meeting, which may include a requirement to obtain a “legal proxy” from them and submit a copy during the advance registration process for the meeting. As the process for requesting a “legal proxy” can take up to several days, we recommend starting this process at least five days before the deadline to register for the Special Meeting.

What Am I Voting on?

The proposals to be voted on at the Special Meeting are as follows:

(1)

To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock, in an amount equal to or in excess of 20% of the common stock outstanding as of March 12, 2024, underlying:

a)	warrants issued or to be issued by the Company pursuant to the Note Purchase Agreement (“Proposal 1A”);

b)	warrants amended by the Warrant Amendments, by and between the Company and the institutional investors party to the Note Exchange Agreement (“Proposal 1B”); and

c)	certain of the Company’s 11.00% / 13.00% Convertible Senior Secured Notes due 2028 issued or to be issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement (“Proposal 1C”);

(2)

To approve an amendment and restatement of the Company’s 2018 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares and to extend the plan term (“Proposal 2”); and

(3)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 3”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each of the proposals.

What If Another Matter Is Properly Brought before the Special Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Special Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Special Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Special Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above) or by proxy in advance of the Special Meeting by Internet (at www.proxypush.com/BIOR), by completing and mailing a proxy card or by telephone (at 866-230-8395).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Special Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Special Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Special Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Special Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Special Meeting virtually. However, your virtual attendance at the Special Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of one-third of the voting power of the stock outstanding and entitled to vote at the Special Meeting, including at least one-third of the outstanding shares of common stock, must be present at the Special Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Special Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Special Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the Board (in accordance with the authority granted pursuant to Proposal 3), meeting chair or the holders of a majority of the voting power of the stock virtually present at the Special Meeting, either personally or by proxy, may adjourn the Special Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Mediant Communications, Inc., a BetaNxt company, and the Company’s SVP, General Counsel and Secretary will serve as the Inspector of Elections appointed for the Special Meeting.

Proposal 1: Authorization of the Issuance of Shares of Common Stock Underlying (A) the Commitment Warrants and Additional Warrants Issued in Connection with the Payment Priority Convertible Notes, (B) Certain Amended Warrants and (C) Certain Payment Priority Convertible Notes

The affirmative vote of a majority of the shares of common stock present or represented at the Special Meeting and entitled to vote on the matter is required for the approval of each of Proposals 1A, 1B and 1C. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Proposal 2: Approval of an Amendment and Restatement of the 2018 Equity Incentive Plan

The affirmative vote of a majority of the shares of common stock present or represented at the Special Meeting and entitled to vote on the matter is required for the approval of Proposal 2. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Proposal 3: Approval of an Adjournment of the Special Meeting

The affirmative vote of a majority of the shares of common stock present or represented at the Special Meeting and entitled to vote on the matter is required for the approval of Proposal 3. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

In addition, our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

PROPOSAL 1: AUTHORIZATION OF THE ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING (A) THE COMMITMENT WARRANTS AND ADDITIONAL WARRANTS ISSUED IN CONNECTION WITH THE PAYMENT PRIORITY CONVERTIBLE NOTES, (B) CERTAIN AMENDED WARRANTS AND (C) CERTAIN PAYMENT PRIORITY CONVERTIBLE NOTES

All share numbers and dollar values throughout this proposal are presented on a post-split basis, and reflect the 10:1 reverse stock split that became effective on October 18, 2024.

Overview

In December 2023 and March 2024, the Company issued and sold approximately $40.9 million and $6.6 million, respectively, of its 11.00% / 13.00% Convertible Senior Secured Notes due 2028 (“2028 Notes”) to certain existing investors pursuant to an indenture, dated as of December 19, 2023, by and between the Company and GLAS Trust Company LLC (the “Trustee”), as trustee and collateral agent (the “Indenture”).

Note Purchase Agreement

On August 12, 2024, the Company entered into the Note Purchase Agreement with the purchasers named therein (the “Purchasers”), pursuant to which the Purchasers agreed to purchase up to $16,000,000 in aggregate principal amount of a series of a new tranche (the “Payment Priority Convertible Notes”) of the 2028 Notes from the Company for cash at a purchase price of 100% of the principal amount purchased. Upon and subject to the terms set forth in the Note Purchase Agreement, once per month, up to three times following August 15, 2024 (the “Initial Closing Date”), the Company may request that the Purchasers purchase additional Payment Priority Convertible Notes with a purchase price of $4,000,000 (each, a “Subsequent Draw”) in a subsequent closing (each, a “Subsequent Closing”), and each Purchaser may agree to purchase a principal amount of Payment Priority Convertible Notes in each such Subsequent Draw, in its sole discretion, up to a maximum of $4,000,000 for all Purchasers. The maximum principal amount of Payment Priority Convertible Notes to be issued at the Initial Closing Date and all Subsequent Closings shall be $16,000,000. On the Initial Closing Date, the Purchasers purchased an aggregate of $4,000,000 in Payment Priority Convertible Notes.

Pursuant to the terms of the Note Purchase Agreement, the Purchasers were granted warrants (the “Initial Commitment Warrants”) to purchase an aggregate of 667,777 shares of common stock at the Initial Closing Date. Upon any Subsequent Closing, each Purchaser received or shall receive a Commitment Warrant (each, a “Subsequent Closing Commitment Warrant” and, together with the Initial Commitment Warrants, the “Commitment Warrants”) to purchase a number of shares of common stock equal to the principal amount of Payment Priority Convertible Notes in such Subsequent Closing divided by the exercise price of the Commitment Warrant.

Note Exchange Agreement

Also on August 12, 2024, the Company entered into the Note Exchange Agreement with holders (each a “Holder”) of the Company’s 2028 Notes, pursuant to which, on the Initial Closing Date, the Company agreed to acquire an aggregate of $10,759,986 in aggregate principal amount of the existing 2028 Notes in exchange for $10,759,986 of a series of Payment Priority Convertible Notes (the “Initial Exchange”). Upon and subject to the terms set forth in the Note Exchange Agreement, to the extent that a Holder that is a party to the Note Purchase Agreement acquires additional Payment Priority Convertible Notes pursuant to a Subsequent Draw under the Note Purchase Agreement, each Holder shall have the right to exchange additional 2028 Notes for a series of Payment Priority Convertible Notes concurrently with the Subsequent Closing under the Note Purchase Agreement (any such exchange, a “Subsequent Exchange”). For every $1,000 principal amount of additional Payment Priority Convertible Notes purchased by a Holder under the Note Purchase Agreement in a Subsequent Draw, such Holder may exchange $2,000 of existing 2028 Notes for $2,000 principal amount of a series of Payment Priority Convertible Notes in a Subsequent Exchange. Each Holder that is not a party to the Note

Purchase Agreement may exchange additional 2028 Notes for a series of Payment Priority Convertible Notes in an amount equal to 15% of the aggregate principal amount of 2028 Notes held by such Holder multiplied by the ratio that the aggregate principal amount of Payment Priority Convertible Notes purchased in such Subsequent Closing under the Note Purchase Agreement bears to $4,000,000. The Payment Priority Convertible Notes issued in a Subsequent Closing under the Note Exchange Agreement will bear interest from and including the last interest payment date of the 2028 Notes exchanged in the Initial Exchange or a Subsequent Exchange.

Amended and Restated Indenture

In connection with the issuance of the Payment Priority Convertible Notes, the Company amended and restated the Indenture on August 15, 2024 (the “A&R Indenture”). The Payment Priority Convertible Notes are the Company’s senior secured obligations with payment priority over the existing 2028 Notes and are secured by substantially all of the Company’s and its subsidiaries’ assets pursuant to a security agreement, dated December 19, 2023, by and among the Company, certain of its subsidiaries from time to time party thereto and the Trustee, as collateral agent.

Pursuant to the A&R Indenture, (i) the Payment Priority Convertible Notes have a priority right to receive payment on the 2028 Notes over the 2028 Notes that are not Payment Priority Convertible Notes, (ii) the conversion rate on the 2028 Notes was reset based on the Minimum Price (as defined below) as of August 12, 2024, (iii) the 2028 Notes that are not Payment Priority Convertible Notes will receive interest only in the form of payment-in-kind while the Payment Priority Convertible Notes are outstanding, (iv) the Company will have the obligation to offer to repurchase the Payment Priority Convertible Notes or all of the 2028 Notes based on conditions relating to the Company’s consummation of an equity capital raise within 30 days following the announcement of a collaboration agreement with a pharmaceutical company involving one or more of the Company’s product development programs and (v) the Company will agree to certain covenants regarding financing in the event it seeks bankruptcy protection under relevant bankruptcy law.

Warrants

The Commitment Warrants have an exercise price of $6.00 per share and are exercisable at any time from the date of issuance (subject to any limitations under the rules of the Nasdaq Global Market (“Nasdaq”) that require stockholder approval of issuance of shares) until the fifth anniversary of the later of the issuance thereof and the date of Stockholder Approval (as defined below) (to the extent required) for the complete exercise thereof. The Commitment Warrants are subject to certain exercise limitations, including a limitation on the ability to exercise if the holder’s beneficial ownership of common stock (together with its affiliates and certain attribution parties) would exceed levels set as specified in the applicable Commitment Warrant.

Additional Warrants

A Purchaser received an additional 10,000 warrants at the Initial Closing Date. To the extent that the Share Cap (as defined below) has not been removed or is deemed not to be applicable with respect to such Purchaser’s 2028 Notes by Stockholder Approval or otherwise on any Subsequent Draws, such Purchaser will receive an additional 10,000 warrants in the case of the first and second Subsequent Draws and 70,000 in the case of the third Subsequent Draw (the “Additional Warrants”), subject to reduction if such Purchaser does not fully fund its pro rata share of any Subsequent Draw. Such Additional Warrants have an exercise price of $6.00 per share and are exercisable at any time from the date of issuance (subject to any limitations under the rules of Nasdaq that require stockholder approval of the issuance of shares) until the fifth anniversary of the later of the issuance thereof and the date of Stockholder Approval (to the extent required) for the complete exercise. The Additional Warrants are subject to certain exercise limitations, including a limitation on the ability to exercise if the holder’s beneficial ownership of common stock (together with its affiliates and certain attribution parties) would exceed levels set as specified in the applicable Additional Warrant. In the event of a Fundamental Transaction (as defined in the Additional Warrants), the full number of Additional Warrants will be issued to the applicable Purchaser.

Warrant Amendments

Also on August 12, 2024, the Company agreed in the Note Exchange Agreement to amend outstanding warrants previously issued to lower the exercise price to $6.00 per share and to provide that, after the Stockholder Approval, the Company may repurchase 20% of such warrants at a price of $0.01 per share underlying such warrants, subject to certain conditions (the “Warrant Amendments”). The warrants subject to the Warrant Amendments (the “Amended Warrants”) are the following: (i) 32,388 warrants issued in June 2021; (ii) 50,024 warrants issued in November 2022; (iii) 1,747,674 warrants issued in December 2023; (iv) 200,000 warrants issued in March 2024; (v) 136,363 warrants issued in April 2024; and (vi) 124,996 warrants issued in July 2024. All of the Amended Warrants except for the June 2021 warrants contain a Black Scholes protective provision pursuant to which the Company or a successor, at the holder’s option, is required to purchase the warrant from the holder by paying the holder an amount of cash equal to the Black Scholes value of the unexercised portion of the warrant, subject to certain exceptions.

Subsequent Closings

In a Subsequent Closing on September 10, 2024, (i) pursuant to the Note Purchase Agreement, the Purchasers purchased an additional $4,000,000 aggregate principal amount of Payment Priority Convertible Notes and were granted 665,552 Subsequent Closing Commitment Warrants and 10,000 Additional Warrants and (ii) pursuant to the Note Exchange Agreement, the Company acquired an aggregate of $10,759,986 in aggregate principal amount, plus accrued and unpaid interest thereon, of the existing 2028 Notes in exchange for $10,759,986 of a series of Payment Priority Convertible Notes.

In a Subsequent Closing on October 7, 2024, (i) pursuant to the Note Purchase Agreement, the Purchasers purchased an additional $4,000,000 aggregate principal amount of Payment Priority Convertible Notes and were granted 666,666 Subsequent Closing Commitment Warrants and 10,000 Additional Warrants and (ii) pursuant to the Note Exchange Agreement, the Company acquired an aggregate of $10,759,986 in aggregate principal amount, plus accrued and unpaid interest thereon, of the existing 2028 Notes in exchange for $10,759,986 of a series of Payment Priority Convertible Notes.

Share Cap

Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Minimum Price”). Because the shares issuable upon conversion of approximately $10.5 million of the Payment Priority Convertible Notes that have been or are expected to be issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement (the “Conversion Cap Notes”) may be considered to be issuable at below the Minimum Price, the Company is seeking stockholder approval of the conversion of such notes to the extent such conversion would be in excess of the Share Cap (as defined below). Similarly, because the shares issuable upon conversion of each of the Commitment Warrants and Additional Warrants issued or expected to be issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement, as well as the Amended Warrants, may be considered to have been issuable at below the Minimum Price, the Company is seeking stockholder approval of the exercise of such warrants to the extent such exercise would be in excess of the Share Cap (the “Stockholder Approval”).

“Share Cap” means the number of shares of common stock corresponding to 19.99% of the total number of shares of common stock outstanding as of March 8, 2024 (such number of shares subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the common stock), less any other shares issued below the Minimum Price since August 12, 2024. The total number of shares of common stock outstanding as of March 8, 2024 was 2,976,712; therefore, we estimate the Share Cap to be approximately 595,044.

Voting Agreement

On the Initial Closing Date, entities affiliated with Athyrium Capital Management, LP (solely in their respective capacities as Company stockholders) entered into a voting agreement (the “Voting Agreement”) to vote all of their shares of common stock in favor of the adoption and approval of the Stockholder Approval.

Beneficial Ownership Limitations

We are not seeking stockholder approval of a potential “change in control” under Nasdaq Listing Rule 5635(b), which generally prohibits Nasdaq-listed companies from issuing common stock to a stockholder in a transaction that would cause the holder to beneficially own more than 20% of the then-outstanding common stock (subject to certain exceptions, including with respect to entities affiliated with Athyrium Capital Management, LP, who owned more than 20% of the outstanding common stock prior to the transactions contemplated by the Note Purchase Agreement and the Note Exchange Agreement). Assuming that Proposal 1A, Proposal 1B and Proposal 1C are approved, the Commitment Warrants, Additional Warrants, Amended Warrants and 2028 Notes will continue to have a beneficial ownership conversion limit that would prevent a stockholder from converting its shares if, as a result of such conversion, it would beneficially own a number of shares above its applicable conversion blocker (which cannot exceed 19.9% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion, except in the case of entities affiliated with Athyrium Capital Management, LP, in which case the blocker cannot exceed 49.9% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion).

Further Information

The terms of the Note Purchase Agreement, the Note Exchange Agreement, the A&R Indenture, the Commitment Warrants, the Additional Warrants, the Warrant Amendments and the Voting Agreement are only briefly summarized above. For further information, please refer to the forms of the Note Purchase Agreement, the Note Exchange Agreement, the A&R Indenture, the Commitment Warrants, the Additional Warrants, the Warrant Amendments and the Voting Agreement, which were filed with the SEC as exhibits to our Current Reports on Form 8-K filed with the SEC on August 12, 2024 and August 21, 2024. The discussion herein is qualified in its entirety by reference to the filed documents.

Proposal 1A: Approval of the Issuance of Shares of Common Stock Upon Exercise of the Commitment Warrants and Additional Warrants

Reasons for the Warrant Exercise Proposal

Our common stock is listed on Nasdaq and trades under the ticker symbol “BIOR.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the transaction unless such shares are deemed to have been issued at or above the Minimum Price. Because the shares issuable upon exercise of the Amended Warrants may be deemed to be at a price below the Minimum Price under the rules of Nasdaq, in order to ensure that the issuance of shares upon the exercise of the Commitment Warrants and the Additional Warrants is not subject to the Share Cap, the Commitment Warrants and the Additional Warrants provide that they may not be exercised in an amount, taken together with shares issuable upon the exercise or conversion of the other securities issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement that are subject to the Share Cap, in excess of the Share Cap until stockholder approval of their exercise in excess of the Share Cap is obtained.

Potential Consequences if Proposal 1A is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Note Purchase Agreement, as the transactions have already been consummated and the Commitment Warrants and the Additional Warrants have already been issued or the Company is obligated to issue them in connection with any Subsequent Draws. We are only asking for approval to issue the shares underlying the Commitment Warrants and the Additional Warrants upon exercise thereof in excess of the Share Cap.

The failure of our stockholders to approve this Proposal 1A will mean that: (i) we cannot permit the exercise of the Commitment Warrants and the Additional Warrants, taken together with shares issuable upon exercise or conversion of the other securities issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement that are subject to the Share Cap, above the Share Cap and (ii) we will be required to call a special meeting of stockholders each ninety (90) days after this Special Meeting at least two times, and thereafter at each subsequent annual meeting to seek stockholder approval of the matters that are the subject of this Proposal 1A until the earlier of the date on which (i) stockholder approval is obtained or (ii) the securities referenced above are no longer outstanding and not subject to issuance under the terms of the Note Purchase Agreement and the Note Exchange Agreement. Accordingly, we expect to incur substantial additional costs and expenses in the event that our stockholders do not approve this Proposal 1A. The costs and expenses associated with seeking such approval could materially and adversely impact our ability to fund our operations and advance our research, development and clinical development plans.

Each Commitment Warrant and the Additional Warrant has an initial exercise price of $6.00 per share. Accordingly, we would realize an aggregate of up to approximately $16.6 million in gross proceeds if all Commitment Warrants and the Additional Warrants were exercised based on such value. If the Commitment Warrants and the Additional Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

Potential Adverse Effects of the Approval of Proposal 1A

If this Proposal 1A is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of common stock upon exercise of the Commitment Warrants and the Additional Warrants.

Assuming the full issuance and exercise of the Commitment Warrants and the Additional Warrants, an aggregate of 2,766,661 additional shares of common stock would be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Proposal 1B: Approval of the Issuance of Shares of Common Stock Upon Exercise of the Amended Warrants

Reasons for the Warrant Exercise Proposal

Our common stock is listed on Nasdaq and trades under the ticker symbol “BIOR.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the transaction unless such shares are deemed to have been issued at or above the Minimum Price. Because the shares issuable upon exercise of the Amended Warrants may be deemed to be at a price below the Minimum Price under the rules of Nasdaq, in order to ensure that the issuance of shares upon exercise of the Amended Warrants is not subject to the Share Cap, the Amended Warrants provide that they may not be exercised in an amount, taken together with shares issuable upon exercise or conversion of the other securities issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement that are subject to the Share Cap, in excess of the Share Cap until stockholder approval of their exercise in excess of the Share Cap is obtained.

Potential Consequences if Proposal 1B is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Warrant Amendments, as the transactions have already been consummated and the Amended Warrants have already been amended. We are only asking for approval to issue the shares underlying the Amended Warrants in excess of the Share Cap upon exercise thereof.

The failure of our stockholders to approve this Proposal 1B will mean that: (i) we cannot permit the exercise of the Amended Warrants, taken together with shares issuable upon exercise or conversion of the other securities issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement that are subject to the Share Cap, in excess of the Share Cap and (ii) we will be required to call a special meeting of stockholders each ninety (90) days after this Special Meeting at least two times, and thereafter at each subsequent annual meeting to seek stockholder approval of the matters that are the subject of this Proposal 1B until the earlier of the date on which (i) stockholder approval is obtained or (ii) the securities referenced above are no longer outstanding and not subject to issuance under the terms of the Note Purchase Agreement and the Note Exchange Agreement. Accordingly, we expect to incur substantial additional costs and expenses in the event that our stockholders do not approve this Proposal 1B. The costs and expenses associated with seeking such approval could materially and adversely impact our ability to fund our operations and advance our research, development and clinical development plans.

Each Amended Warrant has an initial exercise price of $6.00 per share. Accordingly, we would realize an aggregate of up to approximately $13.7 million in gross proceeds if all Amended Warrants were exercised based on such value. If the Amended Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

The Warrant Amendments provide that, after the stockholder approval of this Proposal 1B, we may repurchase 20% of such warrants at a price of $0.01 per share underlying such warrants, subject to certain conditions. If the Company exercises this repurchase option, it would reduce the potential dilution associated with the Amended Warrants at a relatively low cost. If our stockholders do not approve this Proposal 1B, we will not have the right to exercise such repurchase option.

Potential Adverse Effects of the Approval of Proposal 1B

If this Proposal 1B is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of common stock upon exercise of the Amended Warrants, though such dilution would be limited to the extent that we exercise the option to repurchase 20% of the Amended Warrants which may be exercised if this Proposal 1B is approved.

Assuming the full issuance and exercise of the Amended Warrants, an aggregate of 2,291,445 additional shares of common stock would be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Proposal 1C: Approval of the Issuance of Shares of Common Stock Upon Conversion of Certain Convertible Notes

Reasons for the Note Conversion Proposal

Our common stock is listed on Nasdaq and trades under the ticker symbol “BIOR.” Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the Minimum Price.

Because the shares issuable upon conversion of the Conversion Cap Notes may be considered to be issuable at below the Minimum Price, the Company is seeking stockholder approval of the conversion of such notes to the extent such conversion would be in excess of the Share Cap.

Potential Consequences if Proposal 1C is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Note Purchase Agreement or the Note Exchange Agreement, as the transactions have already been consummated and the Conversion Cap Notes have already been issued or the Company is obligated to do so in Subsequent Draws upon the request of the Purchasers. We are only asking for approval to issue the shares underlying the Conversion Cap Notes upon conversion thereof in excess of the Share Cap.

The failure of our stockholders to approve this Proposal 1C will mean that: (i) we cannot permit the exercise of the Conversion Cap Notes, taken together with shares issuable upon exercise or conversion of the other securities issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement that are subject to the Share Cap, in excess of the Share Cap and (ii) we will be required to call a special meeting of stockholders each ninety (90) days after this Special Meeting at least two times, and thereafter at each subsequent annual meeting to seek stockholder approval of the matters that are the subject of this Proposal 1C until the earlier of the date on which (i) stockholder approval is obtained or (ii) the securities referenced above are no longer outstanding and not subject to issuance under the terms of the Note Purchase Agreement and the Note Exchange Agreement. Accordingly, we expect to incur substantial additional costs and expenses in the event that our stockholders do not approve this Proposal 1C. The costs and expenses associated with seeking such approval could materially and adversely impact our ability to fund our operations and advance our research, development and clinical development plans.

Potential Adverse Effects of the Approval of Proposal 1C

If this Proposal 1C is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of common stock upon conversion of the Conversion Cap Notes.

Assuming the full conversion of all Conversion Cap Notes that have been issued and may be issued under Subsequent Draws, an aggregate of 1,394,230 additional shares of common stock would be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

No Dissenter’s or Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to Proposals 1A, 1B or 1C.

Interest of Certain Persons in Matter to be Acted Upon

Athyrium Capital Management, LP, a related party of the Company, has a substantial interest, direct or indirect, by security holdings or otherwise, in Proposal 1B that is not shared by all other stockholders. Jeffrey A. Ferrell, a member of the Board, is President of Athyrium Opportunities Associates Co-Invest LLC and Athyrium Opportunities Associates III GP LLC and the Managing Member of Athyrium Funds GP Holdings LLC, which is the Managing Member of Athyrium Opportunities Associates Co-Invest LLC and Athyrium Opportunities Associates III GP LLC, and in his capacity as such may be deemed to exercise shared voting and investment power over the shares owned by certain entities affiliated with Athyrium Capital Management, LP.

Board Recommendation

The Board recommends a vote “FOR” each of Proposal 1A, Proposal 1B and Proposal 1C.

PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

Summary

The Board is requesting stockholder approval of an amendment and restatement of the Company’s Fifth Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares authorized for issuance thereunder by 2,500,000 shares and to extend the term of the 2018 Plan to October 10, 2034. If stockholders approve this Proposal 2, the number of shares of our common stock that may be delivered pursuant to awards granted under the 2018 Plan will be increased by an additional 2,500,000 shares. All share numbers and dollar values throughout this proposal are presented on a post-split basis, and reflect the 10:1 reverse stock split that became effective on October 18, 2024.

On October 10, 2024, the Board approved the amendment and restatement of the 2018 Plan, including the proposed increase to the shares issuable thereunder, subject to stockholder approval.

We also maintain our 2021 Inducement Plan (the “2021 Plan,” and together with the 2018 Plan, the “Plans”) and have outstanding stock options under the Second Amended and Restated 2012 Stock Plan (the “2012 Plan”), but no additional awards can be made under the 2012 Plan. As of September 30, 2024, (i) a total of 82,876 shares of our common stock were then subject to outstanding options granted under the Plans as well as an additional 508 shares of our common stock that were then subject to outstanding options granted under our 2012 Plan, (ii) 451,816 shares of our common stock were then subject to unvested restricted stock unit (“RSU”) awards granted under the Plans, (iii) 6,778 shares were available for new award grants under the 2021 Plan and (iv) 511,562 shares were available for new award grants under the 2018 Plan (without taking into account the 2,500,000 shares that would be added to the 2018 Plan if stockholders approve this Proposal 2). As of September 30, 2024, the average weighted per share exercise price of all outstanding stock options granted under the Plans and the 2012 Plan was $321.11 ($251.64 under the 2018 Plan only) and the weighted average remaining contractual term was 7.86 years (7.95 years under the 2018 Plan only). If stockholders do not approve this proposal, we will continue to have the authority to grant awards under the 2018 Plan, but the proposed 2,500,000 share increase to the 2018 Plan share limit will not be effective and could result in a serious disruption of our compensation programs and could limit our ability to provide retention incentives to our executives and other employees. Equity awards are a significant component of total compensation for our executive officers and other employees and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. If stockholders do not approve the proposal, we would need to grant cash and other non-equity rewards to these individuals. We believe that such alternative forms of compensation do not align employee interests with those of stockholders as efficiently as equity-based awards, and we feel it is important to provide compensation that continues to effectively align employees with stockholders and which provides a total compensation package that is competitive with other companies. We strongly believe that the approval of this Proposal 2 is instrumental to our continued success.

Award Burn Rate

The following table presents information regarding our net burn rate for the past three completed fiscal years.

	2023	2022	2021
Options granted	26,500	35,779	44,670
RSU awards granted	370,332	21,306	23,227
Less: shares subject to canceled, terminated or forfeited awards	15,810	16,472	36,185
Net shares granted	381,022	40,613	31,712
Weighted average basic shares of common stock outstanding	1,577,329	763,510	384,618
Net burn rate(1)(2)	24.2%	5.3%	8.2%

(1)

Net burn rate is equal to (x) divided by (y), where (x) is equal to the sum of total options granted during the fiscal year, plus the total RSU awards granted during the fiscal year, minus the total number of shares subject to stock options and RSU awards canceled, terminated or forfeited during the fiscal year without the awards having become vested or paid, as the case may be, and where (y) is equal to our weighted average basic shares of common stock outstanding for each respective year.

(2)	For the three-year period ended December 31, 2023, our average annual net burn rate using the methodology described in note (1) above was 12.6%.

We currently expect that the additional shares requested for the 2018 Plan under this proposal, along with the evergreen provision under the 2018 Plan, would provide us with flexibility to continue to grant equity-based awards for approximately two to three years, assuming a level of grants consistent with the number of equity-based awards granted during 2023 and usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards throughout the projected period. However, this is only an estimate, in our management’s judgment, based on current circumstances. The total number of shares that are awarded under the 2018 Plan in any one year or from year to year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the potential need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the types of awards we grant, and how we choose to balance total compensation between cash and equity-based awards. The type and terms of awards granted may also change in any one year or from year to year based on any number of variables, including, without limitation, changes in competitors’ compensation practices or changes in compensation practices generally, and the need to attract, retain and incentivize key talent.

Dilution

The following table shows the total number of shares of our common stock that were (i) subject to unvested RSU awards granted under the Plans, (ii) subject to outstanding stock options granted under the Plans and the 2012 Plan and (iii) available for new award grants under the 2018 Plan, in each case, as of each of December 31, 2023 and September 30, 2024. In this Proposal 2, the number of shares of our common stock subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards.

	December 31, 2023	September 30, 2024
Shares subject to unvested RSU awards	253,735	451,816
Shares subject to outstanding stock options	76,301	83,385
Shares available for new award grants under the 2018 Plan	330,213	511,562	(1)

(1)	This does not take into account the 2,500,000 shares that would be added to the 2018 Plan if stockholders approve this proposal.

To help assess the potential dilutive impact of this proposal, the number of shares of our common stock outstanding at the end of each of the last three fiscal years was as follows: 727,488 shares outstanding at the end of fiscal year 2021, 892,853 shares outstanding at the end of fiscal year 2022 and 2,783,757 shares outstanding at the end of fiscal year 2023. The number of shares of our common stock outstanding as of September 30, 2024 was 3,677,747.

The closing market price of our common stock on Nasdaq on September 30, 2024 was $5.00.

Our Board believes that approval of the amendment and restatement of the 2018 Plan, including the proposed increase to the shares authorized for issuance thereunder and the extension of the plan term, will promote our interests and those of our stockholders and will help us continue to be able to attract, motivate, retain and reward persons important to our success.

Board Recommendation

The Board recommends a vote “FOR” the amendment and restatement of our 2018 Plan.

Summary Description of the 2018 Plan

In February 2018, the Company first adopted the 2018 Equity Incentive Plan, with approximately 2,800 shares available for future grant. Upon such adoption, no new stock options or awards could be granted under the 2012 Plan or the 2015 Consultant Stock Plan (the “2015 Plan”). The 2018 Plan is the successor to and continuation of the 2012 Plan, as amended, and the 2015 Plan, and is administered with either stock options or RSUs. The 2018 Plan also provides for other types of equity to issue awards, which at this time the Company does not plan to utilize. The original 2018 Plan was amended in March 2019 with approximately 4,400 shares available for grant.

In December 2019, the Company adopted the Second Amended and Restated 2018 Equity Incentive Plan, which increased the number of shares available for future grant to approximately 10,000 shares. On March 4, 2020, the Board adopted the Third Amended and Restated 2018 Equity Incentive Plan (the “2018 Third Amended Plan”), which increased the number of shares available for future grant to a total of 30,462 shares and was approved by stockholders on March 5, 2020. The 2018 Third Amended Plan provided for automatic annual increases in the number of shares reserved for issuance, which resulted in an additional 18,150 shares reserved for future issuance effective January 1, 2021. On May 5, 2021, the Board adopted the Fourth Amended and Restated 2018 Equity Incentive Plan (the “2018 Fourth Amended Plan”), which increased the number of shares available for future grant to a total of 79,413 shares and was approved by stockholders on May 5, 2021. The 2018 Fourth Amended Plan provided for automatic annual increases in the number of shares reserved for issuance, which resulted in an additional 41,786 and 55,041 shares reserved for future issuance effective January 1, 2022 and January 1, 2023, respectively. On March 22, 2023, the Board adopted the Fifth Amended and Restated 2018 Equity Incentive Plan (the “2018 Fifth Amended Plan”), which increased the number of shares available for future grant to a total of 726,241 shares and was approved by stockholders on June 14, 2023. The 2018 Fifth Amended Plan provided for automatic annual increases in the number of shares reserved for issuance, which resulted in an additional 423,783 shares reserved for future issuance effective January 1, 2024. On October 10, 2024, the Board adopted the Sixth Amended and Restated 2018 Equity Incentive Plan (the “2018 Sixth Amended Plan”) to increase the number of shares available for future grant by 2,500,000 shares and extend the term of the 2018 Plan to October 10, 2034, which is subject to the approval of stockholders under this Proposal 2. Below is a high level summary of the terms of the 2018 Plan (as set forth in the 2018 Sixth Amended Plan). This summary is qualified in its entirety by reference to the complete text of the 2018 Sixth Amended Plan. We encourage stockholders to read the actual text of the 2018 Sixth Amended Plan in its entirety, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose. The 2018 Sixth Amended Plan, which is the successor to and continuation of the 2012 Plan and 2015 Plan, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates and provide a means by which the eligible recipients may benefit from increases in the value of our common stock.

Eligibility. Awards may be granted to employees, including officers, non-employee directors and consultants of the Company and its affiliates. Only our employees and those of our affiliates are eligible to receive incentive stock options. As of September 30, 2024, approximately 59 of our officers and employees (including all of our named executive officers), each of our five non-employee directors and no individuals who provide services to us as consultants were considered eligible under the 2018 Sixth Amended Plan.

Types of Awards. The 2018 Sixth Amended Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, performance cash awards and other stock awards.

Authorized Shares. Subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be issued pursuant to stock awards under the 2018 Sixth Amended Plan, as aggregated from time to time (the “Share Reserve”), is 3,650,025 shares. The Share Reserve will automatically increase annually beginning on January 1, 2025 and ending with a final increase on January 1, 2030 in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year; provided, however, that the Board may provide that there will not be a January 1st increase in the Share Reserve in a given year or that the increase will be less than 4% of the shares of common stock outstanding on the preceding December 31st.

The Share Reserve will not be reduced if an award or any portion thereof: (i) expires, is canceled, is forfeited or otherwise terminates without all of the shares covered by such award having been issued or (ii) is settled in cash. If any shares issued under an award are forfeited back to or repurchased by the Company, such shares will revert to and again be made available for issuance under the 2018 Sixth Amended Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations, as consideration for the exercise or purchase price of an award, or with the proceeds paid by the participant under the terms of a stock award, will also again become available for issuance under the 2018 Sixth Amended Plan. If the Company repurchases shares with stock option exercise or stock purchase proceeds, such shares will be added to the Share Reserve. For any stock award with respect to which a net number of shares are issued, whether in satisfaction of tax withholding obligations, exercise or purchase prices or otherwise, only the net number of shares will reduce the Share Reserve.

The aggregate maximum number of shares of common stock that may be issued upon the exercise of incentive stock options is 3,650,025.

The aggregate dollar value of stock awards (based on the grant date fair value of such awards) granted under the 2018 Sixth Amended Plan during any calendar year to any one non-employee director may not exceed $750,000.

Shares issued under the 2018 Sixth Amended Plan may consist of authorized but unissued or reacquired common stock of the Company, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

Plan Administration. Our Board has the authority to administer the 2018 Sixth Amended Plan, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the 2018 Sixth Amended Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the 2018 Sixth Amended Plan and awards, including the ability to correct any defect, omission or inconsistency in the 2018 Sixth Amended Plan or any award document; (iii) settle all controversies regarding the 2018 Sixth Amended Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) suspend or terminate the 2018 Sixth Amended Plan; (vi) amend the 2018 Sixth Amended Plan; (vii) submit any amendment to the 2018 Sixth Amended Plan for stockholder approval; (viii) approve forms of award documents for use under the 2018 Sixth Amended Plan and amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the 2018 Sixth Amended Plan or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate.

Subject to the provisions of the 2018 Sixth Amended Plan, the Board may delegate all or some of the administration of the 2018 Sixth Amended Plan to a committee of one or more directors and may delegate to one or more officers the authority to designate employees who are not officers to be recipients of options and stock appreciation rights (and, to the extent permitted by applicable law, other stock awards) and, to the extent permitted by applicable law, to determine the terms of such awards and the number of shares to be subject to such stock awards granted to such employees. Unless otherwise provided by the Board, delegation of authority by the Board to a committee or an officer will not limit the authority of the Board. All determinations, interpretations and constructions made by the Board (or another authorized committee or officer exercising powers delegated by the Board) in good faith will be final, binding and conclusive on all persons. Pursuant to the provisions of the 2018 Sixth Amended Plan, the Board has delegated administration of the 2018 Sixth Amended Plan to the Compensation Committee.

Stock Options. A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price may not be less than the fair market value of the stock subject to the option on the date the option is granted or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, or a Ten Percent Stockholder (as defined in the 2018 Sixth Amended Plan), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable in cash, check, bank draft, money order, net exercise or as otherwise determined by the Board and set forth in the award agreement, including through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option and the delivery of previously owned shares. The vesting schedule applicable to any option, including any performance conditions, will be as set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right that entitles the participant to receive, in cash or shares of stock or a combination thereof, as determined by the Board, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, will be as set forth in the award agreement.

Provisions Applicable to Both Options and SARs

Transferability. The Board may, in its sole discretion, impose limitations on the transferability of options and SARs. Unless the Board provides otherwise, an option or SAR will not be transferable except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant. The Board may permit transfer of an option or SAR in a manner not prohibited by applicable law. Subject to approval by the Board, an option or SAR may be transferred pursuant to the terms of a domestic relations order or similar instrument or pursuant to a beneficiary designation.

Termination of Service. Except as otherwise provided in an applicable award document or other agreement between a participant and the Company or any affiliate, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s disability, unless otherwise provided in an applicable award or other agreement, the participant may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death, unless otherwise provided in an applicable award or other agreement, the participant’s estate may exercise the option or SAR (to the extent such award was exercisable as of the termination date) for a period of 18 months following the termination date or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award.

Awards Other Than Options and SARs

Restricted Stock and RSUs. Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the Board deems appropriate. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the Board deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents.

Performance Awards. A performance award is a stock or cash award that is payable contingent upon the attainment during a performance period of certain performance goals. A performance award may, but need not, require the completion of a specified period of service. The length of any performance period, the applicable performance goals, and the measurement of whether and to what degree such performance goals have been attained will be as determined by the Compensation Committee or the Board. The Compensation Committee or the Board retains the discretion to reduce or eliminate the compensation or economic benefit upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards. The 2018 Sixth Amended Plan permits the grant of other forms of stock awards valued in whole or in part by reference to, or otherwise based on, the common stock of the Company, including the appreciation in value thereof. Subject to the provisions of the 2018 Sixth Amended Plan, the Board has the sole and complete authority to determine the persons to whom and the times at which such other stock awards may be granted and other provisions related thereto.

Certain Adjustments. In the event of any change in the capitalization of the Company, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2018 Sixth Amended Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Unless provided otherwise in an award or other agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares subject to the Company’s repurchase rights or subject to forfeiture may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

Corporate Transaction. Unless provided otherwise in an award agreement or other agreement between a participant and the Company or an affiliate, in the event of a Corporate Transaction (as defined in the 2018 Sixth

Amended Plan), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Corporate Transaction:

(i)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)

accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as determined by the Board, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such accelerated vesting (and if applicable, such exercise) reversed if the Corporate Transaction does not become effective;

(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;

(v)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award;

(vi)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment equal to the excess, if any, of (a) the value in the Corporate Transaction of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Corporate Transaction, over (b) any exercise price payable by such holder in connection with such exercise; and

(vii)	continue the award.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (a “Successor Corporation”) unless the Successor Corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

Change in Control. An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control (as defined in the 2018 Sixth Amended Plan) as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Termination and Amendment. The Board may suspend or terminate the 2018 Sixth Amended Plan at any time. No awards will be granted after the tenth anniversary of the date the Board adopted the 2018 Sixth

Amended Plan. No awards may be granted under the 2018 Sixth Amended Plan while the 2018 Sixth Amended Plan is suspended or after it is terminated.

U.S. Federal Income Tax Consequences of Awards Under the 2018 Sixth Amended Plan

The U.S. federal income tax consequences of the 2018 Sixth Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Sixth Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

With respect to non-qualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction (unless the employee sells the underlying shares upon exercise before the tax holding period) nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of an incentive stock option and one year after exercising an incentive stock option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income and we will be entitled to a deduction at the time of sale or exchange equal to the difference between the exercise price and the lower of: (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer or director of the Company. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

The current U.S. federal income tax consequences of other awards authorized under the 2018 Sixth Amended Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock appreciation rights, restricted stock awards, RSUs, performance stock awards, performance cash awards and other types of stock awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2018 Sixth Amended Plan in connection with a “change in control” (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to certain current or former officers that qualify as “covered employees” within the meaning of Section 162(m) of the Code that exceeds $1 million during the tax year.

Aggregate Past Grants Under the 2018 Plan

The benefits that will be awarded or paid in the future under the 2018 Sixth Amended Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Notwithstanding the foregoing, non-employee directors are entitled to receive annual grants under the 2018 Plan and thus it is expected that each non-employee director will next receive an award of 1,250 RSUs and 1,250 stock options in June 2025, subject to continued service through the applicable grant date. As of September 30, 2024, awards covering 814,290 shares of our common stock have been granted under the 2018 Plan. The following table shows information regarding the distribution of awards covering such shares as of such date among the persons and groups identified below. The closing market price of our common stock on Nasdaq on September 30, 2024 was $5.00.

	Number of Shares Underlying Options		Number of Shares Underlying RSUs
Name and Position	Exercisable	Unexercisable
Named Executive Officers
Adi Mohanty Chief Executive Officer	11,734	6,594	123,858
Eric d’Esparbes Chief Financial Officer	3,770	1,398	48,973
Clarke Neumann SVP, General Counsel and Secretary	3,274	1,154	38,763
Total for current executive officers as a group (3 persons)	18,778	9,146	211,594
Total for current non-employee directors as a group (5 persons)	8,514	5,165	5,153
Total for each associate of any such directors or executive officers	—	—	—
Each other person who has received 5% or more of the options, warrants or rights under the 2018 Plan	—	—	—
All employees, including any current officers who are not executive officers, as a group	8,853	19,569	232,442
Total	36,145	33,880	449,189

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares authorized for issuance under the 2018 Sixth Amended Plan in the first quarter of 2025.

PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

General

We may ask stockholders to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt any of the other proposals. In that event, stockholders will be asked to vote only upon this proposal and not on any other matter. If this proposal is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Special Meeting to use the additional time to solicit additional proxies in favor of any of the other proposals. Even if there are a sufficient number of votes at the time of the Special Meeting to adopt one of the other proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Special Meeting to solicit additional proxies for the proposal for which there are insufficient votes, and the Board may do so without adopting the proposal for which there are sufficient votes at the time of the Special Meeting.

Board Recommendation

The Board recommends a vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

DIRECTOR COMPENSATION

Outside Director Compensation Policy

All of the information contained in this section generally relates to director compensation for our 2023 fiscal year and was included in our proxy statement for our 2024 Annual Meeting of Stockholders filed with the SEC on April 24, 2024 (the “2024 Annual Proxy”). Such information has not been adjusted to reflect the effects of the reverse stock split.

We adopted a policy for compensating our non-employee directors with a combination of cash and equity, with such equity awards being subject to the terms and conditions of our 2018 Plan and the RSU Agreement and Stock Option Agreement thereunder, and related forms of grant notices approved by the Board.

Cash Compensation. For fiscal 2023, each of our non-employee directors was eligible to receive a $50,000 ($90,000 for our Chairman, Jeffrey D. Alter) annual cash retainer for serving as a member of the Board as well as the following additional annual cash retainers for their committee service:

	Chair ($)	Member ($)
Audit Committee	20,000	8,000
Compensation Committee	15,000	6,000
Nominating Committee	10,000	5,000

Each annual cash retainer and additional annual fee is paid quarterly in advance on a prorated basis. In addition, we reimburse all of our directors for their reasonable out-of-pocket expenses, including travel, food and lodging, incurred by them in connection with attendance at Board and committee meetings.

Equity Compensation. During fiscal 2023, new non-employee directors were entitled to receive an initial equity grant of 30,000 RSUs and 30,000 stock options. Subject to the director’s continued service, such initial equity awards vest in equal annual installments over a three-year period following the date of grant. In addition, in 2023, each non-employee director was entitled to receive an annual equity grant of 12,500 RSUs and 12,500 stock options vesting, subject to continued service through such date, on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the following year’s annual meeting of stockholders.

Fiscal Year 2023 Outside Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Jeffrey D. Alter	103,000	58,688	46,424	—		208,112
Jeffrey A. Ferrell(2)	—	—	—	—		—
Jill Howe	75,000	58,688	46,424	—		180,112
Brian L. Kotzin, M.D.	65,000	58,688	46,424	15,000	(3)	185,112
Lynne Powell	58,000	58,688	46,424	—		163,112
Surbhi Sarna(4)	28,000	—	—	—		28,000

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation—Stock Compensation”) of stock awards and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 11 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests or is exercised. As of December 31, 2023, Mr. Alter held 12,500 RSUs and 21,679 stock options, Mr. Ferrell held no RSUs and no stock options, Ms. Howe held 14,035 RSUs and 21,767 stock options, Dr. Kotzin held 12,500 RSUs and 21,679 stock options, Ms. Powell held 12,500 RSUs and 21,679 stock options, and Ms. Sarna held no RSUs and no stock options.
(2)	Mr. Ferrell elected not to receive any compensation from us for his services in 2023.
(3)	Represents amounts received pursuant to a consulting agreement between the Company and Dr. Kotzin.
(4)	Ms. Sarna served as a director until the 2023 Annual Meeting of Stockholders.

Mr. Mohanty did not receive any additional compensation for his 2023 Board service. The compensation received by Mr. Mohanty for his services to us as our Chief Executive Officer is presented in the 2023 Summary Compensation Table below.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors. The indemnification agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

EXECUTIVE COMPENSATION

All of the information contained in this section generally relates to executive compensation for our 2023 fiscal year and was included in our 2024 Annual Proxy filed with the SEC on April 24, 2024. Such information has not been adjusted to reflect the effects of the reverse stock split.

Our named executive officers (“NEOs”) for 2023, which consist of our principal executive officer during 2023 and the next two most highly-compensated executives who served during the year ended December 31, 2023, are:

•	Adi Mohanty, our Chief Executive Officer, or CEO;

•	Eric d’Esparbes, our Chief Financial Officer and former interim CEO; and

•	Clarke Neumann, our SVP, General Counsel and Secretary.

2023 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to our NEOs for 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Adi Mohanty	2023	574,141	2,154,881	—	388,125	21,870	3,139,017
Chief Executive Officer	2022	550,000	1,171,875	1,492,015	288,750	20,070	3,522,710
Eric d’Esparbes	2023	500,816	848,997	—	225,573	21,870	1,597,257
Chief Financial Officer	2022	486,130	450,998	576,680	146,003	19,773	1,679,584
Clarke Neumann	2023	483,034	808,302	—	217,641	23,940	1,532,917
SVP, General Counsel and Secretary	2022	464,550	364,815	466,527	139,514	20,070	1,455,476

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of stock awards and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 11 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests or is exercised.

(2)

On January 30, 2024, the Compensation Committee approved the non-equity incentive plan compensation earned in respect of 2023 as shown in the 2023 Summary Compensation Table for Mr. d’Esparbes and Mr. Neumann and on February 6, 2024, the Board approved the non-equity incentive plan compensation earned in respect of 2023 as shown in the 2023 Summary Compensation Table for Mr. Mohanty. Such bonus payments were deferred and have not been paid.

(3)	For each NEO, the amounts shown in this column represent the value of life insurance premiums paid by the Company and the value of 401(k) contributions made by the Company.

Outstanding Equity Awards at 2023 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2023 for each of our NEOs.

	Option Awards						Stock	Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Adi Mohanty	11/8/2021	(1)	43,476	39,999	88.50	11/8/2031	—	—
	5/15/2022	(2)	39,506	60,310	18.75	5/15/2032	—	—
	8/15/2023	(10)	—	—	—	—	559,450	755,258
Eric d’Esparbes	1/9/2020	(3)	1,136	—	247.25	1/9/2030	—	—
	1/15/2020	(4)	3,568	76	247.25	1/15/2030	—	—
	3/4/2020		311	—	244.00	3/4/2030	—	—
	8/15/2020	(5)	2,522	431	192.75	8/15/2030	—	—
	3/15/2021		2,718	—	118.25	3/15/2031	—	—
	4/15/2021	(6)	4,834	2,197	85.25	4/15/2031	—	—
	4/15/2022	(7)	6,562	8,438	25.00	4/15/2032	—	—
	5/15/2022	(8)	7,874	11,025	18.75	5/15/2032	—	—
	8/15/2023	(10)	—	—	—	—	219,650	296,528
Clarke Neumann	9/10/2014		1,035	—	162.18	9/10/2024	—	—
	2/1/2015		388	—	268.75	2/1/2025	—	—
	2/24/2016		388	—	313.53	2/24/2026	—	—
	1/9/2020	(3)	1,810	—	247.25	1/9/2030	—	—
	3/4/2020	(9)	1,334	58	244.00	3/4/2030	—	—
	3/4/2020		257	—	244.00	3/4/2030	—	—
	8/15/2020	(5)	1,437	246	192.75	8/15/2030	—	—
	3/15/2021		3,565	—	118.25	3/15/2031	—	—
	4/15/2021	(6)	5,039	2,290	85.25	4/15/2031	—	—
	4/15/2022	(7)	5,235	6,732	25.00	4/15/2032	—	—
	5/15/2022	(8)	6,460	9,049	18.75	5/15/2032	—	—
	8/15/2023	(10)	—	—	—	—	210,175	283,736

(1)	The stock options granted on November 8, 2021 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.
(2)	The stock options granted on May 15, 2022 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.
(3)	On January 9, 2020, our Board and stockholders approved the reduction of the exercise price of the stock options to $247.25 to reflect the current fair market value of our common stock on such date.
(4)	The stock options granted on January 15, 2020 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.
(5)	The stock options granted on August 15, 2020 vest over a four-year period, in equal monthly installments ending on July 15, 2024.
(6)	The stock options granted on April 15, 2021 vest over a four-year period in equal monthly installments ending on March 15, 2025.
(7)	The stock options granted on April 15, 2022 vest over a four-year period in equal monthly installments ending on April 15, 2026.
(8)	The stock options granted on May 15, 2022 vest over a four-year period in equal monthly installments ending on May 15, 2026.

(9)	The stock options granted on March 4, 2020 vested over a four-year period in equal monthly installments ending on February 4, 2024.
(10)	The RSUs granted on August 15, 2023 vest 25% on August 15, 2024 and thereafter in semi-annual installments beginning on February 15, 2025 and ending on August 15, 2027.

Employment Agreements

We do not have employment agreements with any of our NEOs at this time, but, in connection with Messrs. Mohanty’s, d’Esparbes’ and Neumann’s commencement of employment, we extended offer letters to each of them that provide for base salary, participation in benefit plans and eligibility to earn an annual bonus. In addition, the offer letters provided for the grant of stock options and, in some cases, RSUs, to each NEO, which are reflected in the Outstanding Equity Awards at 2023 Fiscal-Year End Table above. The offer letters also included a brief protection of confidential information commitment and related representations.

Base Salary

Messrs. Mohanty’s, d’Esparbes’ and Neumann’s base salaries for 2023 were $575,000, $501,275 and $483,647, respectively, and such amounts represent ordinary course increases from the prior year equal to 4.5%, 3% and 4%, respectively.

Incentive Compensation

Annual Incentive. For fiscal 2023 our NEOs were eligible to receive an annual incentive bonus determined as a percentage of base salary based upon the achievement of pre-established corporate performance goals, which for 2023 included NaviCap Phase 1 IND submission weighted at 15%, NaviCap Phase 1 first patient in weighted at 15%, NaviCap Phase 1 last patient out weighted at 20%, NaviCap Functional DDS3 prototype device (performance demonstrated on benchtop) weighted at 10%, BioJet Preclinical PK data that supports further development with collaborator agreement weighted at 10%, sign broader Pharma partnership for BioJet (contingent on preclinical data) weighted at 10%, manage corporate spend within budget weighted at 10%, financing activities to support operations weighted at 10%, and stretch goal to optimize capital structure (reduce/remove debt) weighted at 10%. For 2023, the target award opportunities were 75%, 50% and 50% of base salary for each of Messrs. Mohanty, d’Esparbes and Neumann, respectively. Performance was measured at fiscal year-end and the Compensation Committee and the Board determined that the corporate goals were achieved at 90% and as a result decided to award bonuses as reported in the 2023 Summary Compensation Table for Messrs. d’Esparbes, Neumann and Mohanty, although such bonus payments were deferred and have not been paid.

Equity Incentive. We maintain our 2018 Plan pursuant to which we currently grant stock option and RSU awards to eligible participants. We also maintain our 2021 Plan, pursuant to which we granted equity awards to Mr. Mohanty as a material inducement to his entry into employment with us in 2021. In March and August of 2023, each NEO received equity awards under the 2018 Plan in the form of RSUs, subject to our standard four-year vesting schedule. The equity awards were awarded in two tranches due to limited available shares in our 2018 Plan prior to approval by our stockholders in June 2023 to increase the number of shares authorized under our 2018 Plan.

Post-Employment Compensation and Change in Control Payments and Benefits

In December 2019, our Board adopted the Biora Therapeutics, Inc. Severance Plan (the “Severance Plan”), pursuant to which certain senior employees, including our NEOs, may become eligible to receive compensation and benefits upon certain qualifying terminations of employment. In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason (with “cause” and “good reason” each as defined in the Severance Plan), in either case more than three months prior to or 13 months or more following a change in control (as defined in the Severance Plan), subject to execution of a general release of claims in favor of the company and compliance with various standard restrictive covenants (such as protection of confidential information and non-disparagement commitments), the NEO is entitled to receive: (i) continued payment of base salary (for a period of 12 months, in the case of our CEO and Mr. d’Esparbes, and for a period of nine months, in the case of Mr. Neumann); and (ii) payment of the before-tax cost of the NEO’s premiums to continue coverage (the “Continued Coverage”) for the NEO and the NEO’s eligible dependents, if any, under the company’s health, vision and/or dental benefit plans to the extent such NEO (and eligible dependents, if applicable) were enrolled prior to such termination (for a period of 12 months, in the case of our CEO and Mr. d’Esparbes, and for a period of nine months, in the case of Mr. Neumann) ((i) and (ii) collectively, the “Non-Change in Control Benefits”). In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason, in either case within the period that is three months prior to or 13 months following a change in control, subject to execution of a general release of claims in favor of the company, the NEO is entitled to receive: (i) a lump sum payment within 30 days of the change in control equal to 24 months of base salary for the CEO and Mr. d’Esparbes and 18 months of base salary for Mr. Neumann; (ii) a lump sum payment within 30 days of the change in control equal to the NEO’s average cash incentive bonus earned for the two most recently completed fiscal years multiplied by 2, in the case of the CEO and Mr. d’Esparbes, and by 1.5, in the case of Mr. Neumann; (iii) the Continued Coverage for a period of 24 months (or such shorter period as required by law), in the case of the CEO and Mr. d’Esparbes, and 18 months, in the case of Mr. Neumann; and (iv) all unvested time-based equity awards will accelerate in full and all unvested performance-based equity awards that are outstanding as of the termination date will vest, if at all, based on actual performance for the portion of the performance period ending shortly prior to the occurrence of the change in control as if such partial performance period were the entire performance period.

401(k) Plan

We offer our eligible full-time employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute 1% to 85% of their eligible earnings up to the Internal Revenue Service’s annual limits, which is generally $23,000 for 2024. We provide a match of 60% of the first 10% contributed. The matches we provided to our NEOs in 2023 are reflected in the “All Other Compensation” column of the 2023 Summary Compensation Table above. The matching funds that we provide are 100% vested after the completion of one year of service.

Other Benefits

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans. We previously maintained an Employee Stock Purchase Plan in order to enable eligible employees, including our eligible NEOs, to purchase shares of our common stock at a discount, but that plan was suspended in 2022.

Clawback Policy

Effective as of October 2, 2023, we adopted a clawback policy intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table presents, on a post-split basis, information regarding beneficial ownership of our common stock as of September 30, 2024 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 3,677,747 shares of our common stock outstanding as of the date of this table (plus any shares such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Entities affiliated with Athyrium Capital Management, LP(1)	2,574,452	49.90%
Entities affiliated with Highbridge Capital Management, LLC(2)	408,184	9.99%
Entities affiliated with Davidson Kempner Capital Management, LP(3)	404,103	9.90%
Context Partners Master Fund, L.P.(4)	404,103	9.90%
Named Executive Officers and Directors
Adi Mohanty(5)	35,497	*
Jeffrey D. Alter(6)	4,066	*
Jeffrey A. Ferrell(1)	2,574,452	49.90%
Jill Howe(7)	3,879	*
Brian L. Kotzin, M.D.(8)	3,987	*
Lynne Powell(9)	3,986	*
Eric d’Esparbes(10)	12,545	*
Clarke Neumann(11)	11,197	*
All current directors and executive officers as a group (8 persons)(12)	2,649,609	51.08%

*	Represents beneficial ownership of less than one percent.

(1)

Based on certain Company records and a Schedule 13D/A filed on October 9, 2024. Consists of 1,092,975 shares of common stock, 223,405 shares of common stock issuable upon the exercise of certain warrants and 1,258,072 shares of common stock issuable upon the conversion of the 2028 Notes held by Athyrium

Opportunities III Acquisition LP (“Acquisition LP”), Athyrium Opportunities III Acquisition 2 LP (“Acquisition 2 LP”), Athyrium Opportunities III Co-Invest 1 LP (“Co-Invest LP”) and Athyrium Opportunities 2020 LP (“2020 LP”). Excludes (i) 3,020,560 shares of common stock underlying certain warrants the exercise of which is subject to a beneficial ownership limitation of 49.9% of the outstanding shares and (ii) 1,173,605 shares of common stock issuable upon the conversion of the 2028 Notes the conversion of which is subject to the same beneficial ownership limitation. Athyrium Opportunities Associates III GP LLC is the general partner of Athyrium Opportunities Associates III LP, which is the general partner of Acquisition LP, Acquisition 2 LP and 2020 LP. Athyrium Opportunities Associates Co-Invest LLC is the general partner of Co-Invest LP. Jeffrey A. Ferrell, a member of the Board, is President of Athyrium Opportunities Associates Co-Invest LLC and Athyrium Opportunities Associates III GP LLC and the Managing Member of Athyrium Funds GP Holdings LLC, which is the Managing Member of Athyrium Opportunities Associates Co-Invest LLC and Athyrium Opportunities Associates III GP LLC, and in his capacity as such may be deemed to exercise shared voting and investment power over the shares owned by Acquisition LP, Acquisition 2 LP, Co-Invest LP and 2020 LP. Jeffrey A. Ferrell and each of the foregoing entities disclaim beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The business address for each of the foregoing is c/o Athyrium Capital Management, LP, 505 Fifth Avenue, Floor 18, New York, New York 10017.
(2)

Based solely on certain Company records. Consists of 408,184 shares of common stock issuable upon the conversion of the 2028 Notes held by Highbridge Tactical Credit Master Fund, L.P. and Highbridge Tactical Credit Institutional Fund, Ltd. (the “Highbridge Entities”). Excludes (i) 787,118 shares of common stock underlying certain warrants the exercise of which is subject to a beneficial ownership limitation of 9.99% of the outstanding shares and (ii) 800,540 shares of common stock issuable upon the conversion of the 2028 Notes the conversion of which is subject to the same beneficial ownership limitation. Highbridge Capital Management, LLC is the trading manager of the Highbridge Entities. The Highbridge Entities disclaim beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, New York 10172, and the address of the Highbridge Entities is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(3)

Based on certain Company records and a Schedule 13G filed on August 20, 2024. Consists of 404,103 shares of common stock issuable upon the conversion of the 2028 Notes held by Davidson Kempner Arbitrage, Equities and Relative Value LP and M.H. Davidson & Co. Excludes (i) 1,485,936 shares of common stock underlying certain warrants the exercise of which is subject to a beneficial ownership limitation of 9.9% of the outstanding shares and (ii) 2,498,942 shares of common stock issuable upon the conversion of the 2028 Notes the conversion of which is subject to the same beneficial ownership limitation. Davidson Kempner Capital Management LP (“DKCM”) is a Delaware limited partnership and a registered investment adviser with the SEC and is responsible for the voting and investment decisions of the funds covered hereby. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The partners of DKCM are Anthony A. Yoseloff, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris, Suzanne K. Gibbons, Gregory S. Feldman, Melanie Levine and James Li. Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities reported herein, and each of the foregoing, other than funds covered hereby, disclaims any beneficial ownership of such securities except to the extent of any pecuniary interest therein. The business address of such affiliates of DKCM is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(4)

Based on certain Company records and a Schedule 13G filed on March 20, 2024. Consists of 404,103 shares of common stock issuable upon the conversion of the 2028 Notes held by Context Partners Master Fund, L.P. (“Context Partners”). Excludes (i) 531,125 shares of common stock underlying certain warrants the exercise of which is subject to a beneficial ownership limitation of 9.9% of the outstanding shares and (ii) 757,266 shares of common stock issuable upon the conversion of the 2028 Notes the conversion of which is subject to the same beneficial ownership limitation. Context Capital Management, LLC (“Context Capital”) is the general partner and investment adviser of Context Partners and holds shared voting and dispositive power with respect to the securities held by Context Partners. Michael S. Rosen, William D. Fertig and

Charles E. Carnegie are the control persons of Context Capital and hold shared voting and dispositive power with respect to the securities held by Context Partners. Each reporting person disclaims beneficial ownership of the securities except to the extent of such person’s pecuniary interest therein. The business address for each of the foregoing is 7724 Girard Avenue, Suite 300, La Jolla, California 92037.
(5)

Consists of (a) 23,000 shares of common stock, and (b) 12,497 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)

Consists of (a) 1,900 shares of common stock, and (b) 2,166 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)

Consists of (a) 1,786 shares of common stock, and (b) 2,093 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(8)

Consists of (a) 1,821 shares of common stock, and (b) 2,166 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(9)

Consists of (a) 1,820 shares of common stock, and (b) 2,166 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(10)

Consists of (a) 8,609 shares of common stock, and (b) 3,936 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(11)

Consists of (a) 7,787 shares of common stock, and (b) 3,410 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(12)	Consists of those shares described in footnotes (1) and (5) through (11) above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2023, is presented on a post-split basis, and does not give effect to the potential effects of Proposal 2. As of such date, we had outstanding awards under four equity compensation plans: our 2012 Plan, our 2018 Plan, our 2020 Employee Stock Purchase Plan (the “ESPP”) and our 2021 Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)(1)	(c)
Equity compensation plans approved by security holders	313,691	(2)	$291.60	339,758	(3)
Equity compensation plans not approved by security holders	16,345	(4)	$601.30	6,396	(5)
Total	330,036		$362.30	346,154

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.
(2)	Consists of stock options to purchase 63,455 shares of our common stock and 250,235 RSUs granted under our 2018 Plan and our 2012 Plan.
(3)

Represents 330,213 shares of our common stock reserved for future grants under our 2018 Plan and 9,545 shares reserved for issuance under our ESPP. Excludes 423,783 that were added to our 2018 Plan on January 1, 2024 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2030 equal to 4% of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board). Our ESPP was suspended effective November 6, 2022.

(4)	Consists of stock options to purchase 12,845 shares of our common stock and 3,500 RSUs granted under our 2021 Plan.
(5)	Represents shares of our common stock reserved for future grants under our 2021 Plan.

Material Features of the 2021 Inducement Plan

On November 3, 2021, the Board approved and adopted the 2021 Plan for the grant of awards to individuals not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”). The 2021 Plan was approved by the independent directors of the Board without stockholder approval pursuant to Rule 5635(c)(4). The 2021 Plan was established with the purpose of helping the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in the value of our common stock. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that may be issued under the 2021 Plan is 260,000 (without giving effect to the reverse stock split). The 2021 Plan permits the grant of non-statutory stock options, stock appreciation rights, restricted stock, RSUs, performance stock awards and other awards based in whole or part by reference to shares of our common stock.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 25, 2024 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the close of business (6:00 p.m. Pacific Time) on the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no later than the 10th day after the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the 2024 Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 5, 2025 and no later than the close of business (6:00 p.m. Pacific Time) on March 7, 2025. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2025 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 7, 2025. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (833) 727-2841, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

APPENDIX A

BIORA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN (SIXTH AMENDED & RESTATED)

ADOPTED BY THE BOARD: FEBRUARY 22, 2018 (FIRST AMENDMENT MARCH 6, 2019, SECOND AMENDMENT DECEMBER 5, 2019, THIRD AMENDMENT MARCH 4, 2020, FOURTH AMENDMENT MAY 5, 2021, FIFTH AMENDMENT MARCH 22, 2023, SIXTH AMENDMENT OCTOBER 10, 2024)

APPROVED BY THE STOCKHOLDERS: FEBRUARY 22, 2018 (FIRST AMENDMENT MARCH 6, 2019, SECOND AMENDMENT DECEMBER 5, 2019, THIRD AMENDMENT MARCH 4, 2020,

FOURTH AMENDMENT MAY 5, 2021, FIFTH AMENDMENT JUNE 14, 2023, SIXTH AMENDMENT NOVEMBER 13, 2024)

1. GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is the successor to and continuation of the Company’s Amended and Restated 2012 Stock Plan, as amended, and the Company’s 2015 Consultant Stock Plan, and became effective on February 22, 2018 (the “Original Effective Date”).

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in the value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Document or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Document, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Document, no amendment of the Plan will materially impair a Participant’s rights under a then-outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of Exchange Act or any successor rule, if applicable.

(viii) To approve forms of Award Documents for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in the Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Documents.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the Plan by persons eligible to receive Awards under the Plan who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Document that are required for compliance with the laws of a foreign jurisdiction.

(c) Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Stock Awards and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the following: (1) the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer, (2) the time period during which such Stock Awards may be granted and the time period during which the shares of Common Stock issuable upon exercise of a Stock Award may be issued, (3) a minimum amount of consideration (if any) for which such Stock Awards may be issued and a minimum amount of consideration for the shares of Common Stock issuable upon the exercise of a Stock Award, and (4) that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any Person and will be final, binding and conclusive on all Persons, unless found by a court of competent jurisdiction to have been either (i) arbitrary and capricious or (ii) made in bad faith.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Original Effective Date, as aggregated from time to time, will be three million six hundred fifty thousand twenty five (3,650,025) shares of Common Stock (the “Share Reserve”).

(ii) The Share Reserve will automatically increase on January 1st of each year, during the term of the Plan, commencing on January 1, 2025 and ending with a final increase on January 1, 2030, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, calculated on a fully diluted, fully converted basis. For the avoidance of doubt, the “total number of shares of Capital Stock outstanding” shall include the Share Reserve. The Board may provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a

Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares may be issued under the terms of the Plan in connection with a merger or acquisition as permitted by Listing Rule 5635(c) of the NASDAQ Stock Market LLC, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires, is canceled, forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancelation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased or otherwise reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the Plan. Any shares retained or reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award, as consideration for the exercise or purchase price of a Stock Award, or with the proceeds paid by the Participant under the terms of a Stock Award, will again become available for issuance under the Plan. If the Company repurchases shares of Common Stock with stock option exercise or stock purchase proceeds, such shares shall be added to the Share Reserve. For any Stock Award with respect to which a net number of shares of Common Stock are issued, whether in satisfaction of tax withholding obligations, exercise or purchase prices or otherwise, only the net number of shares shall reduce the Share Reserve.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be three million six hundred fifty thousand twenty five (3,650,025) shares of Common Stock.

(d) Non-Employee Director Limit. The aggregate dollar value of Stock Awards (based on the grant date fair value of the Stock Awards) granted under this Plan during any calendar year to any one non-employee Director shall not exceed $750,000.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock and may include shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or comply with the requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b) Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of shares of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of shares of Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that the Board determines is a benefit to the Company and specified in the applicable Award Document.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate exercise price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive shares of Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments based on completion of specified periods of Continuous Service that may or may not be equal. The Option or SAR may be subject to such other terms and conditions with respect to the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous

Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate any provisions of the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such provisions, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (the “Insider Trading Policy”), and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 8(h), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Insider Trading Policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Plan or the applicable Award Document, or other agreement between the Participant and the Company or any Affiliate, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous

Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company or any Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares of Common Stock under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that the Board determines is a benefit to the Company, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv) Transferability. Shares of Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such shares of Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v) Dividends. A Restricted Stock Award Document may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that the Board determines is a benefit to the Company, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. The Restricted Stock Unit Award Document may provide that any additional shares of Common Stock covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company or any Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Document, the Board may determine that a Performance Stock Award may be payable in cash.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is granted and/or becomes payable contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Committee or the Board, retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or purchase price less than 100% of the Fair Market Value of shares of Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. No Award may be exercised or shares of Common Stock issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares of Common Stock issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any shares of Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or shares of Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Repurchase Rights. Prior to the Initial Public Offering Date, shares of Common Stock issued under the Plan may be subject to a right of first refusal, one or more repurchase options or reacquisition rights, drag-along rights, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right or other right that it may have with respect to a share of Common Stock issued under the Plan, whether or not such right is then exercisable, to one or more Persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the issuance of shares of Common Stock hereunder and shall promptly present to the Company any certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. To the extent required by any agreement of stockholders or other agreement to which the Company is or may become subject, persons acquiring shares of Common Stock issued under the Plan will be required to enter into such agreement upon acquiring such shares of Common Stock as a condition of acquiring such shares of Common Stock.

(b) Provision of Information. To the extent required by applicable law, the Company will provide information to Participants regarding the Company.

(c) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(d) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(e) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the shares of Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(f) No Employment or Other Service Rights. Nothing in the Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason or no reason, with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including the certificate of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(g) Change in Time Commitment. If after the date of grant of any Award to the Participant, the Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the good faith determination by the Board does not justify the Participant’s unvested Awards, the Board has the unilateral right, which right shall be exercised in its sole discretion, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(h) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(i) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring shares of Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company (A) as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and (B) that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the shares of Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the shares of Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (x) the issuance of the shares of Common Stock upon the exercise of a Stock Award or acquisition of shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares of Common Stock.

(j) Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(k) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(l) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of shares of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(m) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company or any Affiliate, the Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in the Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(n) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company or any Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common

Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to each outstanding Stock Award, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of shares of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine, with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such accelerated vesting (and if applicable, such exercise) reversed if the Corporate Transaction does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Stock Award, taking into account the value of the shares of Common Stock subject to the canceled Stock Award, the possibility that the Stock Award might not otherwise vest in full, and such other factors as the Board deems relevant;

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Corporate Transaction of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise; and

(vii) continuation of the Stock Award.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding Stock Award will be assumed or an equivalent Stock Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Stock Award or to substitute an equivalent Stock Award, in which case the vesting of such Stock Award will accelerate in its entirety (along with, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and with such exercise reversed if the Corporate Transaction does not become effective.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Document for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Awards may be granted after October 10, 2034. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. EFFECTIVE DATE OF PLAN

The Plan came into existence on the Original Effective Date and no Award shall be granted hereunder prior to such date.

12. CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any direct or indirect “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class and series of common stock and preferred stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, shares of Common Stock subject to the Plan or subject to any Stock Award after the Original Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other Person to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any Affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date on which the Board adopts the Plan, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Biora Therapeutics, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, from and after the Initial Public Offering Date, a person is treated as a Consultant under the Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a

Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C) (i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this 2018 Equity Incentive Plan of Biora Therapeutics, Inc. (Sixth Amended and Restated), which is October 10, 2024.

(s) “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the date of adoption by the Board of the Plan, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (vi) Athyrium Capital Management, LP, or any fund managed by Athyrium Capital Management, LP.

(w) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

The Board shall make a good faith determination of the Fair Market Value of any securities or derivative securities (including options) of the Company. For any options granted after the Initial Public Offering Date, the Board shall base the Fair Market Value of any options on the “fair value” determined for financial accounting purposes under Accounting Standards Codification 718.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to a registration statement filed and declared effective pursuant to the Securities Act.

(z) “Initial Public Offering Date” means the date of the underwriting agreement between the Company and the underwriters(s) managing the Initial Public Offering, pursuant to which shares of Common Stock are priced for the Initial Public Offering; provided that the Initial Public Offering contemplated by such underwriting agreement occurs.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act (whether or not shares of Common Stock are publicly traded).

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Document” means an Award Document evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Document will be subject to the terms and conditions of the Plan.

(hh) “Own,” “Owned,” “Owner,” “Ownership”, a Person will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm) “Person” means a “person” as defined in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(nn) “Plan” means this 2018 Equity Incentive Plan of Biora Therapeutics, Inc. (Sixth Amended and Restated).

(oo) “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of the Plan.

(ss) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(tt) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu) “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of the Plan.

(vv) “Stock Award” means any right to receive shares of Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award. The right to receive cash under the terms of a Stock Award that is actually settled in shares of Common Stock shall not disqualify such award from satisfying the definition of a “Stock Award”.

(ww) “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of the Plan.

(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(yy) “Ten Percent Stockholder” means a Person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

END OF DOCUMENT

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Biora Therapeutics, Inc.	Internet:
Special Meeting of Stockholders	www.proxypush.com/BIOR • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

For Stockholders of record as of October 18, 2024

Wednesday, November 13, 2024 at 10:00 AM, Pacific Time
Special Meeting of Stockholders to be held live via the Internet - please visit www.proxydocs.com/BIOR for more details.

Phone: 1-866-230-8395 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00AM, Pacific Time on November 13, 2024, or vote during the meeting	Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
This proxy is being solicited on behalf of the Board of Directors	Virtual: To attend and/or participate in the meeting online you must register by 2:00pm PT on November 12, 2024 at www.proxydocs.com/BIOR

The undersigned hereby appoints Adi Mohanty, Eric d’Esparbes, and Clarke Neumann (the “Named Proxies”), and each or any of them, as proxies and true and lawful attorneys-in-fact of the undersigned, with full power to act without the others and with full power of substitution, and authorizes them to represent and to vote all the shares of common stock of Biora Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and at any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, BUT THE CARD IS SIGNED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on November 13, 2024. The Proxy Statement is available at www.proxydocs.com/BIOR.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Biora Therapeutics, Inc. Special Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON ALL PROPOSALS

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.  To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock, in an amount equal to or in excess of 20% of the common stock outstanding as of March 12, 2024, underlying:

	FOR	AGAINST	ABSTAIN

1a.   Warrants issued or to be issued by the Company pursuant to that certain Convertible Notes Purchase Agreement, dated as of August 12, 2024, by and among the Company and certain institutional and accredited investors (the “Note Purchase Agreement”);

	☐	☐	☐	FOR

1b.  Warrants amended by those certain Amendments to Common Stock Purchase Warrants dated as of August 15, 2024, by and between the Company and the institutional investors party to that certain Convertible Notes Exchange Agreement, dated as of August 12, 2024 (the “Note Exchange Agreement”); and

	☐	☐	☐	FOR

1c. Certain of the Company’s 11.00% / 13.00% Convertible Senior Secured Notes due 2028 issued or to be issued pursuant to the Note Purchase Agreement and the Note Exchange Agreement.	☐	☐	☐	FOR

2. To approve an amendment and restatement of the Company’s 2018 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares and to extend the plan term.	☐	☐	☐	FOR

3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐	FOR

To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

To attend and/or participate in the meeting online you must register by 2:00pm PT on November 12, 2024 at www.proxydocs.com/BIOR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing.

Signature (and Title if applicable)	Date

Signature (if held jointly)	Date